EXHIBIT 10



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
The Travelers Insurance Company:


We consent to the use of our reports included herein and to the reference to our firm under the heading "Independent Registered Public Accounting Firm". Our reports on The Travelers Insurance Company and subsidiaries refer to changes in the Company's methods of accounting and reporting for certain nontraditional long-duration contracts and for separate accounts in 2004, for variable interest entities in 2003, and for goodwill and intangible assets in 2002.



/s/ KPMG LLP


Hartford, Connecticut
May 20, 2005